--------------------------------------------------------------------------------
        As filed with the Securities and Exchange Commission May 15, 2002
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   Valero L.P.
               (Exact Name of Registrant as Specified in Charter)

Delaware                                                       74-2958817
(State of                                                    (IRS Employer
Incorporation)                                               Identification No.)

One Valero Place                                             78212
San Antonio, Texas
(Address of Principal Executive                              (zip code)
           Offices)

                      Valero GP, LLC 2002 Unit Option Plan
                            (Full title of the Plan)

                                Todd Walker, Esq.
                               Corporate Secretary
                                One Valero Place
                            San Antonio, Texas 78212
                     (Name and Address of Agent for Service)

                                 (210) 370-2000
                     (Telephone Number, Including Area Code
                              of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
------------------------- ------------------- -------------------- ----------------------- ------------------
 Title of Securities to      Amount to be      Proposed Maximum       Proposed Maximum         Amount of
     be Registered            Registered      Offering Price Per          Offering         Registration Fee
                                                   Share (1)       ----------------------         (1)
                                                                         Price (1)
------------------------- ------------------- -------------------- ----------------------- ------------------

------------------------- ------------------- -------------------- ----------------------- ------------------
      Common Units             200,000        $38.43               $7,686,000              $735.00
  Representing Limited
 Partnership Interests
------------------------- ------------------- -------------------- ----------------------- ------------------


(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 (h) and Rule 457 (c), based on the market price of Common Units of Valero L.P. (the "Company") of $38.43, per Unit, which is the average of the high and low sale price thereof on the Composite Tape of the New York Stock Exchange on May 8, 2002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") by the Company are incorporated herein by reference:

     (a) The Company's prospectus dated April 9, 2001 (the "Prospectus") filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act");

     (b) The Company's Report on Form 10-K/A for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

     (c) The Company's Report on Form 8-K/A dated February 1, 2002, filed pursuant to Section 13(a) of the 1934 Act.

     All documents filed by the Company pursuant to Sections 13 (a), 13 (c), 14, or 15(d) of the 1934 Act subsequent to the filing of this Form S-8 Registration Statement (the "Registration Statement") and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or that de-registers all of the securities that remain unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.

Item 4.  Description of Securities.

     Incorporated by reference to the Prospectus.

Item 5.  Interests of Named Experts and Counsel.

                                     EXPERTS

     The December 31, 2001 consolidated and combined financial statements of Valero L.P. (formerly Shamrock Logistics, L.P.) and its predecessor in interest, the Ultramar Diamond Shamrock Logistics Business, incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                                  LEGAL MATTERS

     The validity of the Company's Common Units being offered hereby has been passed upon for the Company by Todd Walker, Esq., Secretary for the Company. Mr. Walker beneficially owns Common Units of the Company.

Item 6. Indemnification of Directors and Officers.

     Under the Company's partnership agreement, in most circumstances, the Company will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

     (1)  the general partner;

     (2)  any departing general partner;

     (3) any person who is or was an affiliate of the general partner or any departing general partner;

     (4) any person who is or was a partner, officer, director, employee, agent, or trustee of the general partner, Valero GP, LLC, or departing general partner or any affiliate of the general partner, Valero GP, LLC, or departing general partner; or

     (5) any person who is or was serving at the request of the general partner or departing general partner or any affiliate of the general partner or departing general partner as an officer, director, employee, member, partner, agent, or trustee of another person.

     Any indemnification under these provisions will only be out of the Company's assets. Unless it otherwise agrees in its sole discretion, the general partner shall not be personally liable for any of the Company's indemnification obligations, nor have any obligation to contribute or loan funds or assets to the Company to enable us to effectuate indemnification. The Company maintains a policy of director's and officer's liability insurance, and has entered into indemnification agreements with the directors and certain officers of Valero GP, LLC, providing for indemnification on the terms set out in the partnership agreement of the Company.

Item 8. Exhibits.

Exhibit Number                       Description



     4.1  Valero GP, LLC 2002 Unit Option Plan  (incorporated  by  reference  to
          Exhibit 10.2 to the Company's Report on Form 10-K/A for the year ended December 31, 2001)

     5.1  Opinion regarding legality of securities being issued

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Todd Walker, Esq. (included in Exhibit 5.1)

     24.1 Power of Attorney of the Company

     24.2 Powers of Attorney of Directors and Officers of Valero GP, LLC

Item 9. Undertakings.

A. The Company hereby undertakes:

     (1) to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (a) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement (except, as regards (a) and (b), to the extent covered by reports filed under the 1934 Act and incorporated herein by reference), and (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration
Statement or any material change to such information in this Registration Statement;

     (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Company or Valero GP, LLC pursuant to the foregoing provisions or otherwise, the Company is advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company or Valero GP, LLC in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person of the Company or Valero GP, LLC in connection with the securities being registered, the Company will, unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on the 15th day of May, 2002.

                           Valero L.P.
                                    By:  Riverwalk Logistics, L.P., its General
                                         Partner
                                         By: Valero GP, LLC, its General Partner
                                             By: *Curtis V. Anastasio,President
                                             and Chief Executive Officer


     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature                        Title                               Date

*Curtis V. Anastasio       President Chief                         May 15, 2002
                       Executive Officer,and Director

*William E. Greehey        Chairman of the Board and               May 15, 2002
                               Director

*H. Frederick Christie         Director                            May 15, 2002

*Gregory C. King               Director                            May 15, 2002

*William R. Klesse     Executive Vice President and May 14, 2002
                               Director

*Rodman D. Patton              Director                            May 15, 2002

*Robert A. Profusek            Director                            May 15, 2002

*Steven A. Blank       Senior Vice President and                   May 15, 2002
                               Chief Financial Officer
                       (Chief Financial Officer)

*John H. Krueger       Senior Vice President and                   May 15, 2002
                               Controller
                       (Chief Accounting Officer)

*Todd Walker, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of Valero L.P. and each of the above-named officers and directors of Valero GP, LLC, general partner of Riverwalk Logistics, L.P., general partner of Valero L.P., pursuant to powers of attorney executed on behalf of the Company and each of such officers and directors.

                                       By:   /s/ Todd Walker
                                       Attorney-in-fact
                                       May 15,2002

                                INDEX TO EXHIBITS

Exhibit Number                              Description


     4.1  Valero GP, LLC 2002 Unit Option Plan  (incorporated  by  reference  to
          Exhibit 10.2 to the Company's Report on Form 10-K/A for the year ended December 31, 2001)

     5.1  Opinion regarding legality of securities being issued

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Todd Walker, Esq. (included in Exhibit 5.1)

     24.1 Power of Attorney of the Company

     24.2 Powers of Attorney of Directors and Officers of Valero GP, LLC

Exhibit 5.1

May 15,2002

Valero L.P.
One Valero Place
San Antonio, TX  78212

Re: Valero GP, LLC (formerly Shamrock Logistics GP, LLC) 2000 Long-Term Incentive Plan ("Plan").

Ladies and Gentlemen:

     I am counsel for Valero L.P., a Delaware limited partnership (the "Company"). The Company expects to file with the Securities and Exchange Commission on or about May 15,2002 under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 200,000 shares of common units representing limited partnership interests of the Company ("Common Units") issuable under the Plan .

     In connection with such filing, I have examined the Plan and such other documents, records, and matters of law as I have deemed necessary for the purpose of this opinion and based thereupon, I am of the opinion that the Common Units that may be issued and sold or delivered pursuant to the Plan will be, when issued in accordance with the Plan, legally issued, fully paid, and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Company with the Securities and Exchange Commission to register the Common Units under the Securities Act of 1933, as amended.

Sincerely,

/s/ Todd Walker

Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 5, 2002 on the consolidated and combined financial statements of Valero L.P., formerly Shamrock Logistics, L.P., and Valero Logistics Operations, L.P., formerly Shamrock Logistics Operations, L.P. (successor to Ultramar Diamond Shamrock Logistics Business) as of December 31, 2001 and 2000 (successor), and for the year ended December 31, 1999 and the six months ended June 30, 2000 (predecessor) and for the six months ended December 31, 2000 (successor) included on Valero L.P.'s Form 10-K. It should be noted that we have performed no audit procedures subsequent to March 5, 2002, the date of our report. Furthermore, we have not audited any financial statements of Valero L.P. as of any date or for any period subsequent to December 31, 2001, the date of the latest financial statements covered by our report.


/s/ Arthur Andersen LLP
San Antonio, Texas
May 14, 2002

Exhibit 24.1

                                POWER OF ATTORNEY


     Valero L.P. hereby constitutes and appoints Todd Walker, Jay Browning, and Stephen Gilbert or any of them, its true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in its name and behalf, and to execute any and all instruments for it and in its name which the said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable Valero L.P. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with a Registration Statement on Form S-8, including without limitation power and authority to sign for it such Registration Statement and power and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

                           Valero L.P.
                               By:  Riverwalk Logistics, L.P., its General
                                    Partner
                                    By: Valero GP, LLC, its General
                                        Partner
                                             /s/Curtis V. Anastasio
                                        -------------------------------
                                        By:Curtis V. Anastasio,
                                        President and Chief Executive Officer



Dated: March 22, 2002

Exhibit 24.2
                                POWER OF ATTORNEY

     The undersigned directors and/or officers of Valero GP, LLC, hereby constitute and appoint Todd Walker, Jay Browning, and Stephen Gilbert, or any of them, as the true and lawful attorneys-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, to do any and all acts and things in their names and in their respective capacities as a director and/or an officer of Valero GP, LLC, and to execute any and all instruments for them and in their names in the capacities indicated above, which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable Valero L.P. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with a Registration Statement on Form S-8 covering up to 200,000 Common Units representing limited partnership interests of Valero L.P., including without limitation power and authority to sign for them, in their name in the capacities indicated above, such Registration Statement and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

/s/ William E. Greehey         /s/ Gregory C. King
-------------------------      ---------------------------
William E. Greehey             Gregory C. King

/s/ Rodman D. Patton           /s/ Curtis V. Anastasio
-------------------------      ---------------------------
Rodman D. Patton               Curtis V. Anastasio

/s/ Robert A. Profusek         /s/ Steven A. Blank
-------------------------      ---------------------------
Robert A. Profusek             Steven A. Blank

/s/ H. Frederick Christie      /s/ John H. Krueger
-------------------------      ---------------------------
H. Frederick Christie          John H. Krueger, Jr.

/s/ William R. Klesse
-------------------------
William R. Klesse


Dated: March 22, 2002